EXHIBIT 16.1

               Resignation of Callahan, Johnston & Associates, LLC


                      Callahan, Johnston & Associates, LLC
                          Certified Public Accountants
                      7400 Lyndale Avenue South, Suite 140
                          Minneapolis, Minnesota 55423
                                 (612) 861-5825



October 22, 2003

Satellite Enterprises Corp.
7601 North Federal Highway, suite 140B
Boca Raton, Florida 33487

Dear Sirs

Callahan, Johnston & Associates, LLC will not longer be providing services to publicly traded companies. Please accept this as our formal resignation from your account. In accordance with Securities and Exchange Commission (SEC) requirements you are required to report our resignation to the SEC on a Form 8-K within five (5) business days. If the Company has appointed a replacement auditor they may report the new independent auditor in the same Form 8-K filing. If a new independent auditor has not been appointed yet the Company will need to report their appointment on a separate Form 8-K filing within five (5) business days of their appointment. Please provide us a draft of the Form 8-K for our review.

Sincerely,

CALLAHAN, JOHNSTON & ASSOCIATES, LLC


/s/ Callahan, Johnston & Associates, LLC
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Callahan, Johnston & Associates, LLC